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EXHIBIT 10.46

                           PACIFIC ETHANOL MADERA LLC



               Senior Construction Loan Note Due October 13, 2007

No. 2

Amount:  US$11,900,000                                     Date:  April 13, 2006

                  FOR VALUE RECEIVED, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company ("PAYOR"), hereby unconditionally promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "NOTE HOLDER"), or its permitted assigns, the principal sum of ELEVEN MILLION, NINE HUNDRED THOUSAND Dollars ($11,900,000), or so much thereof as may be advanced pursuant to the Loan Agreement (as defined below), on the Construction Loan Maturity Date, or such earlier date as the same may become due and payable hereunder or under the Loan Agreement, payable as set forth below and in the Loan Agreement.

                  All payments under this Construction Loan Note will be payable without setoff, counterclaim or deduction of any kind in lawful money of the United States of America and in immediately available funds not later than 1:00 p.m., New York City time, on the date when due to Note Holder.

                  This Construction Loan Note is one of the Construction Loan Notes referred to in and issued subject to the Construction and Term Loan Agreement, dated April __, 2006 (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT"), among Payor and Note Holder, as a Construction Lender, and the other parties thereto. Except as otherwise defined herein, each capitalized term used herein has the meaning set forth for such term in the Loan Agreement.

                  On each Construction Loan Funding Date and on each other day on which Note Holder makes a Construction Loan to Payor in accordance with the Loan Agreement, Note Holder is hereby authorized to make a notation on Schedule I hereto as to the date and the amount of each Construction Loan evidenced by this Construction Loan Note. Failure to make any such notation will not limit or otherwise affect the obligations of Payor hereunder or under the Loan Agreement. Payor agrees that this Construction Loan Note, upon each entry being duly made and absent manifest error, constitutes PRIMA FACIE evidence of the indebtedness of Payor and is enforceable against Payor with the same force and effect as if such amounts were set forth in separate Construction Loan Notes executed by Payor.

                  This Construction Loan Note is subject to mandatory prepayment in whole or in part and optional prepayment (in connection with a refinancing of the Construction Loans by Term Loans) in whole or in part as provided in the Loan Agreement.


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                  Payor will pay interest on the unpaid principal amount hereof at the applicable interest rate per annum as determined pursuant to Section 2.3 of the Loan Agreement. Interest will be computed on the actual number of days elapsed over a 360-day year. Interest will be payable (i) in accordance with
Section 2.3 of the Loan Agreement and (ii) concurrently with any prepayment, at maturity (by acceleration or otherwise) and, after such maturity, on demand. This Construction Loan Note is hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, will the interest contracted for or charged or received by Note Holder exceed the maximum amount permissible under applicable Law. If, under any circumstance whatsoever, interest would otherwise be payable to Note Holder in excess of the maximum lawful amount, the interest payable to Note Holder will be reduced to the maximum amount permitted under applicable Law, and the amount of interest for any subsequent period to the extent less than that permitted by applicable Law, will to that extent be increased by the amount of such reduction.

                  Payor hereby irrevocably authorizes Note Holder to calculate the amount of each interest payment to be evidenced by this Construction Loan
Note in accordance with the provisions of the Loan Agreement.

                  Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement), Payor will pay, pursuant to the terms of the Loan Agreement, interest on all amounts outstanding hereunder (whether or not past due) at a rate per annum equal to 2% plus the Construction Loan Interest Rate; otherwise the principal hereof and accrued interest hereon will become, or may be declared to be, forthwith due and payable in the manner, on the conditions and with the effect provided in the Loan Agreement.

                  Payor will pay the costs and expenses, including attorneys' fees, incurred by Note Holder in enforcing any of its rights under the Loan Agreement, this Construction Loan Note, the Security Documents or any other Loan Document or in complying with any subpoena or other legal process served upon Note Holder in connection with the Loan Agreement, the Notes, the Security Documents or any other Loan Document, or the transactions contemplated thereby, including without limitation costs and expenses incurred in any bankruptcy case, in accordance with the provisions of the Loan Agreement.

                  This Construction Loan Note is secured by the Collateral described in the Security Documents and any other agreement which by its terms provides security for this Construction Loan Note. This Construction Loan Note is the obligation solely of Payor and Note Holder will have access only to the Collateral for repayment. This Construction Loan Note will be binding upon Payor and its successors and will inure to the benefit of Note Holder and its successors and permitted assigns.


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                  Payor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Construction Loan Note except as specifically provided in the Loan Agreement.

                  Any provision of this Construction Loan Note which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such or any other provision in any other jurisdiction.

                  THIS CONSTRUCTION LOAN NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW AND ANY SUCCESSOR STATUTE THERETO). Payor hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in any litigation or claim which is based hereon, or arises out of, under, or in connection with, this Construction Loan Note. Any legal action or proceeding with respect to this Construction Loan Note may be brought in the courts of the State of New York or the United States of America sitting in the Borough of Manhattan, and Payor hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Further, Payor hereby irrevocably waives any objection, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

                                      PAYOR:

                                      PACIFIC ETHANOL MADERA LLC


                                      By /S/ RYAN TURNER
                                         --------------------------------------
                                           Name:
                                           Title:


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                                   SCHEDULE I


                Amount of             Unpaid Aggregate Principal        Notation
 Date       Construction Loan        Amount of Construction Loans       Made by
 ----       -----------------        ----------------------------       -------